NAME OF REGISTRANT:
Franklin Real Estate Securities Trust
File No. 811-08034

EXHIBIT ITEM NO. 77(C): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS



MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007

A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of Franklin Real Estate Securities Fund's (the "Fund") fundamental investment restrictions (including seven (7) Sub-Proposals); and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Fund's fundamental investment restrictions (including seven (7) Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions.

The results of the voting at the meeting are as follows:

Proposal 1. The election of Trustees:

----------------------------------------------------------------------------------------------------------------
                                                    % OF         % OF                        % OF         % OF
                                                 OUTSTANDING    VOTED                     OUTSTANDING    VOTED
NAME                                FOR             SHARES      SHARES      WITHHELD        SHARES       SHARES
----------------------------------------------------------------------------------------------------------------
Harris J. Ashton ...........    23,040,914.729     54.278%      80.574%   5,555,177.940     13.087%     19.426%
Robert F. Carlson ..........    23,045,620.460     54.289%      80.590%   5,550,472.209     13.076%     19.410%
Sam L. Ginn ................    23,056,197.771     54.314%      80.627%   5,539,894.898     13.051%     19.373%
Edith E. Holiday ...........    23,074,134.808     54.357%      80.690%   5,521,957.861     13.008%     19.310%
Frank W. T. LaHaye .........    23,051,038.518     54.302%      80.609%   5,545,054.151     13.063%     19.391%
Frank A. Olson .............    23,042,737.437     54.283%      80.580%   5,553,355.232     13.082%     19.420%
Larry D. Thompson ..........    23,076,306.094     54.362%      80.697%   5,519,786.575     13.003%     19.303%
John B. Wilson .............    23,092,588.422     54.400%      80.754%   5,503,504.247     12.965%     19.246%
Charles B. Johnson .........    23,043,881.071     54.285%      80.584%   5,552,211.598     13.080%     19.416%
Gregory E. Johnson .........    23,080,939.671     54.373%      80.714%   5,515,152.998     12.992%     19.286%

Proposal 2. To approve an Amended and Restated Agreement and Declaration of
Trust:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,803,086.151     51.362%       76.155%
Against ...............      377,448.229      0.889%        1.320%
Abstain ...............      945,541.289      2.228%        3.306%
Broker Non-votes ......    5,470,017.000     12.886%       19.219%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes seven (7) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,547,319.800     50.760%       75.350%
Against ...............      686,413.331      1.617%        2.400%
Abstain ...............      892,342.538      2.102%        3.121%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding underwriting:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,689,408.584     51.094%       75.847%
Against ...............      524,156.339      1.235%        1.833%
Abstain ...............      912,510.746      2.150%        3.191%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(c) To amend the Fund's fundamental investment restriction regarding lending:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,521,938.566     50.700%       75.261%
Against ...............      629,452.675      1.483%        2.201%
Abstain ...............      974,684.428      2.296%        3.409%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,778,942.719     51.305%       76.160%
Against ...............      448,915.685      1.058%        1.569%
Abstain ...............      898,217.265      2.116%        3.142%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,620,826.556     50.933%       75.607%
Against ...............      600,092.165      1.414%        2.098%
Abstain ...............      905,156.948      2.132%        3.166%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,572,622.997     50.819%       75.439%
Against ...............      555,776.362      1.310%        1.944%
Abstain ...............      997,676.310      2.350%        3.488%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

(g) To amend the Fund's fundamental investment restriction regarding industry concentration:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,608,170.927     50.903%       75.563%
Against ...............      513,075.025      1.209%        1.795%
Abstain ...............    1,004,829.717      2.367%        3.513%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------

Proposal 4. To approve the elimination of certain of the Fund's fundamental investment restrictions:

------------------------------------------------------------------
                                              % OF          % OF
                                           OUTSTANDING     VOTED
                           SHARES VOTED      SHARES        SHARES
------------------------------------------------------------------
For ...................   21,539,377.728     50.741%       75.322%
Against ...............      651,559.630      1.535%        2.278%
Abstain ...............      935,138.311      2.203%        3.271%
Broker Non-votes ......    5,470,017.000     12.886%       19.129%
------------------------------------------------------------------
TOTAL .................   28,596,092.669     67.365%      100.000%
------------------------------------------------------------------